NVR, Inc. Announces First Quarter Results

RESTON, Va., April 21, 2016 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2016 of $65,303,000, or $15.79 per diluted share. Net income and diluted earnings per share for its first quarter ended March 31, 2016 increased 67% and 71%, respectively, when compared to the 2015 first quarter. Consolidated revenues for the first quarter of 2016 totaled $1,144,026,000, a 19% increase from $957,749,000 for the comparable 2015 quarter.

Homebuilding

New orders in the first quarter of 2016 increased 5% to 4,137 units, when compared to 3,926 units in the first quarter of 2015. The average sales price of new orders was $375,700, which was flat when compared with the average sales price of new orders in the first quarter of 2015. The cancellation rate in the first quarter of 2016 was 15%, compared to 12% in the first quarter of 2015. Settlements increased in the first quarter of 2016 to 3,006 units, 19% higher than the first quarter of 2015. The Company's backlog of homes sold but not settled as of March 31, 2016 increased by 7% on both a unit and dollar basis to 7,360 units and to $2,818,394,000 when compared to March 31, 2015.

Homebuilding revenues for the three months ended March 31, 2016 totaled $1,121,504,000, 19% higher than the year earlier period. Gross profit margins increased to 17.5% in the 2016 first quarter compared to 17.0% for the same period in 2015. Income before tax from the homebuilding segment totaled $93,654,000 in the first quarter of 2016, an increase of 66% when compared to the first quarter of 2015.

Mortgage Banking

Mortgage closed loan production of $753,840,000 for the three months ended March 31, 2016 increased by 18% when compared to the first quarter ended March 31, 2015. Operating income for the mortgage banking operations during the first quarter of 2016 was $9,658,000, compared to $5,779,000 reported for the first quarter of 2015.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-eight metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Homebuilding:
Revenues	$1,121,504	$941,538
Other income	767	725
Cost of sales	(925,760)	(781,668)
Selling, general and administrative	(98,015)	(98,229)
Operating income	98,496	62,366
Interest expense	(4,842)	(5,782)
Homebuilding income	93,654	56,584

Mortgage Banking:
Mortgage banking fees	22,522	16,211
Interest income	1,674	1,078
Other income	258	105
General and administrative	(14,550)	(11,479)
Interest expense	(246)	(136)
Mortgage banking income	9,658	5,779

Income before taxes	103,312	62,363
Income tax expense	(38,009)	(23,305)

Net income	$65,303	$39,058

Basic earnings per share	$16.81	$9.63

Diluted earnings per share	$15.79	$9.22

Basic weighted average shares outstanding	3,884	4,057

Diluted weighted average shares outstanding	4,135	4,235

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data) (Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Homebuilding:
Cash and cash equivalents	$302,945	$397,522
Receivables	13,829	11,482
Inventory:
Lots and housing units, covered under sales agreements with customers	915,352	785,982
Unsold lots and housing units	168,945	147,832
Land under development	163,826	60,611
Building materials and other	13,012	12,101
	1,261,135	1,006,526

Assets related to consolidated variable interest entity	1,731	1,749
Contract land deposits, net	346,951	343,295
Property, plant and equipment, net	44,933	44,651
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	3,636	3,982
Other assets	289,800	281,381
	2,306,540	2,132,168
Mortgage Banking:
Cash and cash equivalents	15,042	26,804
Mortgage loans held for sale, net	189,191	319,553
Property and equipment, net	5,093	5,313
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	18,438	20,533
	235,111	379,550
Total assets	$2,541,651	$2,511,718

LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$232,221	$227,437
Accrued expenses and other liabilities	298,045	304,922
Liabilities related to consolidated variable interest entity	1,230	1,091
Customer deposits	126,552	110,965
Senior notes	595,999	595,847
	1,254,047	1,240,262
Mortgage Banking:
Accounts payable and other liabilities	31,141	32,291
	31,141	32,291
Total liabilities	1,285,188	1,272,553

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330
shares issued as of both March 31, 2016 and December 31, 2015	206	206
Additional paid-in capital	1,467,000	1,447,795
Deferred compensation trust – 108,621 and 108,614 shares of NVR, Inc.
common stock as of March 31, 2016 and December 31, 2015, respectively	(17,343)	(17,333)
Deferred compensation liability	17,343	17,333
Retained earnings	5,335,417	5,270,114
Less treasury stock at cost – 16,660,526 and 16,664,342 shares
at March 31, 2016 and December 31, 2015, respectively	(5,546,160)	(5,478,950)
Total shareholders' equity	1,256,463	1,239,165
Total liabilities and shareholders' equity	$2,541,651	$2,511,718

NVR, Inc. Operating Activity (dollars in thousands) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Homebuilding data:
New orders (units)
Mid Atlantic (1)	2,029	1,948
North East (2)	341	337
Mid East (3)	1,057	994
South East (4)	710	647
Total	4,137	3,926

Average new order price	$375.7	$375.4

Settlements (units)
Mid Atlantic (1)	1,455	1,296
North East (2)	277	239
Mid East (3)	761	582
South East (4)	513	417
Total	3,006	2,534

Average settlement price	$369.5	$371.0

Backlog (units)
Mid Atlantic (1)	3,711	3,598
North East (2)	604	686
Mid East (3)	1,794	1,562
South East (4)	1,251	1,021
Total	7,360	6,867

Average backlog price	$382.9	$384.3

Community count (average)	478	474
Lots controlled at end of period	75,400	69,600

Mortgage banking data:
Loan closings	$753,840	$638,627
Capture rate	88%	87%

Common stock information:
Shares outstanding at end of period	3,894,804	4,062,712
Number of shares repurchased	56,388	50,326
Aggregate cost of shares repurchased	$87,101	$63,099

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

CONTACT: Investor Relations Contact: Curt McKay, (703) 956-4058, ir@nvrinc.com